UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    September 22, 2003

REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Item 5.      Other Events

        RGA Reinsurance Company (“RGA Re”), a subsidiary of Reinsurance Group of America, Incorporated (“RGA”), entered into a Master Agreement, dated as of September 22, 2003 (the “Master Agreement”), pursuant to which RGA Re agreed to purchase and assume through coinsurance the traditional life reinsurance business (the “Acquired Business”) of Allianz Life Insurance Company of North America (“Allianz Life”), a subsidiary of Allianz Aktiengesellschaft (“Allianz AG”). Under the Master Agreement, the total purchase price to be paid by RGA Re to Allianz Life will be $310,000,000. At closing, Allianz Life will transfer to RGA Re assets equal to the statutory reserves of Allianz Life associated with those liabilities assumed by RGA Re as of June 30, 2003 after any estimated premium adjustment, and including all of the cash income (net of expenses) under the assumed life reinsurance treaties included in the Acquired Business (individually, a “Treaty”; collectively, the “Treaties”) from July 1, 2003 (the “Effective Date”) to the date of the closing (the “Closing Date”), net of the purchase price, subject to certain post-closing adjustments. RGA Re has agreed to use commercially reasonable efforts to novate the Treaties after the transaction is closed. In addition, each of Allianz Life and RGA Re have agreed to indemnify the other party for any losses arising from, among other things, its misrepresentations and breach of covenants or obligations under the Master Agreement and related agreements. Allianz Life and its affiliates have agreed not to engage in the life reinsurance business in North America for two years following the closing, subject to limited exceptions.

        On the Closing Date and pursuant to the Master Agreement, RGA Re and Allianz Life have agreed to enter into the following additional agreements: a Life Coinsurance Retrocession Agreement (the “Coinsurance Agreement”), pursuant to which Allianz Life will cede to RGA Re, and RGA Re will accept as reinsurance on a coinsurance basis, 100% of Allianz Life’s liabilities under the Treaties arising on or after the Effective Date; an Administrative Services Agreement, pursuant to which RGA Re will provide administrative services for the Treaties until the liabilities under each Treaty expire, are extinguished through novation or are recaptured by the ceding companies; and a Transition Services Agreement, pursuant to which Allianz Life will provide certain support services to RGA Re relating to the Acquired Business. The parties have also agreed to enter into a Coinsurance Trust Agreement at closing and to maintain a trust account thereunder which will hold certain assets as security for the payment and performance by RGA Re of its obligations under the Coinsurance Agreement.

        The transaction is subject to a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain regulatory approvals and is subject to customary closing conditions. The transaction is expected to close during the fourth quarter of 2003. In addition, RGA Re’s obligation to consummate the transaction is conditioned on Allianz Life and Allianz AG having entered into a recapture agreement with respect to Allianz AG’s retrocessional agreement with Allianz Life, pursuant to which Allianz Life will recapture the business ceded to Allianz AG under such agreement and will release Allianz AG from all obligations and liabilities with respect thereto.

        RGA expects the transaction will add approximately $240 billion of life reinsurance in force, and generate approximately $400 to $450 million in annual premiums and approximately $30 to $40 million, after tax, in annual earnings.

        Currently, RGA intends to initially finance the transaction using several sources, including funds available under its current bank credit lines, funds generated by existing operations and its retrocession arrangements. Based upon its internal capital model, RGA expects to allocate approximately $250 million of capital to support this block of business. Ongoing capital support could be provided by proceeds from future debt or equity offerings. The mix of financing sources will depend upon current and future market conditions.

        The foregoing description of the Master Agreement and Coinsurance Agreement is qualified in its entirety by reference to the Master Agreement, filed herewith as Exhibit 2.1, and a form of the Coinsurance Agreement, filed herewith as Exhibit 2.2, each of which is incorporated herein by reference.

        This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, expectations as to the additional life insurance in force, revenues and earnings generated by the acquisition, as well as statements relating to the future financing actions of RGA and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

        Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of Metropolitan Life Insurance Company (“MetLife”), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) general economic conditions affecting the demand for insurance and reinsurance in our current and planned markets, (4) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (5) changes in investment portfolio yields due to interest rate or credit quality changes, (6) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (7) adverse litigation or arbitration results, (8) the stability of governments and economies in the markets in which we operate, (9) competitive factors and competitors’ responses to our initiatives, (10) the success of our clients, (11) successful execution of our entry into new markets, (12) successful development and introduction of new products, (13) our ability to successfully integrate and operate reinsurance business that we acquire, (14) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (15) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, and (16) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

        Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this report and described in the other periodic reports we file with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

        RGA has filed a universal shelf registration statement with the Securities and Exchange Commission, but it has not yet been declared effective. The securities covered by the registration statement may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Any public offering would only be made by means of a prospectus. This document shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any private sales would not be registered under the Securities Act of 1933 and such securities could not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.      Financial Statements and Exhibits

(c)     Exhibits

Exhibit No.	Exhibit
2.1	Master Agreement, dated as of September 22, 2003, by and between Allianz Life Insurance Company of North America and RGA Reinsurance Company.
2.2	Form of Life Coinsurance Retrocession Agreement by and between Allianz Life Insurance Company of North America and RGA Reinsurance Company.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reinsurance Group Of America, Incorporated

Date: October 9, 2003	By:	/s/ Jack B. Lay
Jack B. Lay Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
2.1	Master Agreement, dated as of September 22, 2003, by and between Allianz Life Insurance Company of North America and RGA Reinsurance Company.
2.2	Form of Life Coinsurance Retrocession Agreement by and between Allianz Life Insurance Company of North America and RGA Reinsurance Company.